Exhibit 10.3

IDERA PHARMACEUTICALS, INC.

2013 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of _____ (the “Date of Grant”), is delivered by Idera Pharmaceuticals, Inc. (the “Company”) to _______________ (the “Participant”).

RECITALS

The Idera Pharmaceuticals, Inc. 2013 Stock Incentive Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan.  The Board has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders.  The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan, which is available by accessing the Company’s intranet at https://intranet.iderapharma.com.  Paper copies of the Plan and the official Plan prospectus are available by contacting the General Counsel of the Company. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.            Grant of Stock Units.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant  ______ restricted stock units, subject to the restrictions set forth below and in the Plan (the “Stock Units”).  Each Stock Unit represents the right of the Participant to receive a share of common stock of the Company (“Common Stock”), if and when the specified conditions are met in Section 3 below, and on the applicable payment date set forth in Section 5 below.

2.            Stock Unit Account.  Stock Units represent hypothetical shares of Common Stock, and not actual shares of stock.  The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant.  No shares of Common Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account.  The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.

3.            Vesting.

(a)          Subject to the terms of this Section 3, the Stock Units shall become vested according to the following schedule (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Company and its subsidiaries (the “Employer”) from the Date of Grant until the applicable Vesting Date:

Vesting Date	% of Vested Stock Units
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%
100%

(b)          The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units.  If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.

(c)          Notwithstanding Section 3(a) above, the Stock Units shall vest in full upon the Participant’s termination of employment on account of death.

(d)          [Notwithstanding Section 3(e) below,] in the event of a Reorganization Event (as such term is defined in the Plan) [other than a Change in Control (as such term is defined below),] before all of the Stock Units vest in accordance with Section 3(a) above, the provisions of the Plan applicable to a Reorganization Event shall apply to the Stock Units, and, in the event of a Reorganization Event, the Board may take such actions with respect to the vesting of the Stock Units as it deems appropriate pursuant to the Plan.

[(e)         In the event that there shall occur a Change in Control and if Participant is at such time employed by, or provide service to, the Employer, the Stock Units shall become fully vested upon such Change in Control.

“Change in Control” shall mean the occurrence of any of the following events: (i) a change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the members of the Board ceases to be comprised of individuals who are Continuing Members; for such purpose, a “Continuing Member” shall mean an individual who is a member of the Board on the date of this Agreement and any successor of a Continuing Member who is elected to the Board or nominated for election by action of a majority of Continuing Members then serving on the Board; (ii) any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (iii) any sale of all or substantially all of the assets of the Company; (iv) the complete liquidation or dissolution of the Company; or (v) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company; provided however that, where applied to compensation subject to Section 409A of the Internal Revenue Code and the guidance issued thereunder (“Section 409A”), any acceleration of or change in payment shall only apply (if required by Section 409A) if the Change in Control is also a change in control event described in Treasury Regulation 1.409A-3(i)(5).]

4.            Termination of Stock Units.  Except as set forth in this Agreement, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before all of the Stock Units vest, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.  No payment shall be made with respect to any unvested Stock Units that terminate as described in this Section 4.

5.            Payment of Stock Units and Tax Withholding.

(a)          If and when the Stock Units vest, the Company shall issue to the Participant one share of Common Stock for each vested Stock Unit, subject to applicable tax withholding obligations.  Payment shall be made within 30 days after the earlier [earliest] to occur of the following: (i) the applicable Vesting Date, [or] (ii) the Participant’s termination of employment on account of death[, or (iii) a Change in Control].

(b)          All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required by law to be withheld for any FICA, federal income, state, local and other tax liabilities (“Withholding Taxes”), if applicable.  By accepting this Agreement, Participant hereby: (1) elects, effective on the date Participant accepts this Agreement, to sell shares of Common Stock issued in respect of the Agreement in an amount having an aggregate Fair Market Value equal to the Withholding Taxes, and to allow UBS Financial Services Inc. (the “Broker”) to remit the cash proceeds of such sale to the Company (a “Sell to Cover”); (2) directs the Company to make a cash payment to satisfy the Withholding Taxes from the cash proceeds of such sale directly to the appropriate taxing authorities; and (3) represents and warrants that (i) on the date Participant accepts this Agreement he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Broker from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Common Stock effected by the Broker pursuant to the Agreement, and is entering into the Agreement and this election to Sell to Cover in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company's securities on the basis of material nonpublic information) under the Exchange Act, and (iii) it is Participant's intent that this election to Sell to Cover comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. The Participant further acknowledges that by accepting this Agreement, Participant is adopting a 10b5-1 Plan to permit Participant to conduct a Sell to Cover sufficient to satisfy the Withholding Taxes.  To the extent not paid in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Stock Units.

(c)          The obligation of the Company to deliver Common Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.

6.            No Stockholder Rights; Dividend Equivalents.  Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Common Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Stock Units.  The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units.  Notwithstanding the foregoing, the Board may grant to the Participant Dividend Equivalents on the shares underlying the Stock Units prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in in accordance with this Agreement and the Plan.

7.            Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Common Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Board shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.            No Employment or Other Rights.  The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9.            Assignment and Transfers.  Except as the Board may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Participant’s consent.

10.          Applicable Law; Jurisdiction.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.  Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Massachusetts, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Boston, Massachusetts, and the jurisdiction of such court in any such proceeding shall be exclusive.  Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Common Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.

11.          Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer.  Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

12.          Recoupment Policy.  The Participant agrees that, subject to the requirements of applicable law, the Stock Units, and the right to receive and retain any Common Stock or cash payments covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter.

13.          Application of Section 409A of the Code.  This Agreement is intended to be exempt from section 409A of the Code under the “short-term deferral” exception and to the extent this Agreement is subject to section 409A of the Code, it will in all respects be administered in accordance with section 409A of the Code.   Any provision that would cause this Agreement to fail to satisfy section 409A of the Code shall have no force or effect until amended to comply with section 409A of the Code (which amendment may be retroactive to the extent permitted by section 409A of the Code and may be made by the Company without the consent of the Participant).  Any reference in this Agreement to section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.  Notwithstanding the foregoing, if the Stock Units constitute “deferred compensation” under section 409A of the Code and the Stock Units become vested and settled upon the Participant’s separation from service, payment with respect to the Stock Units shall be delayed for a period of six (6) months after the Participant’s separation from service if the Participant is a “specified employee” as defined under section 409A of the Code and if required pursuant to section 409A of the Code.  If payment is delayed, the Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s separation from service.  Payments with respect to the Stock Units may only be paid in a manner and upon an event permitted by section 409A of the Code, and each payment shall be treated as a separate payment, and the right to a series of installment payments under the Stock Units shall be treated as a right to a series of separate payments.  In no event shall the Participant, directly or indirectly, designate the calendar year of payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

IDERA PHARMACEUTICALS, INC.

Name:

Title:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.  I hereby agree that all decisions and determinations of the Board with respect to the Stock Units shall be final and binding.

Date	Participant